HASKELL & WHITE LLP
CERTIFIED PUBLIC ACCOUNTANTS
AND BUSINESS ADVISORS

CONSENT OF HASKELL & WHITE LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Registration Statement on Form S-1 of Aeolus Pharmaceuticals, Inc. of our report dated December 28, 2009 on the consolidated financial statements as of and for the years ended September 30, 2009 and 2008, which includes an explanatory paragraph relating to Aeolus Pharmaceuticals, Inc. ability to continue as a going concern. We also consent to the reference to us under the heading "Experts" in this Registration Statement.

Haskell & White LLP

HASKELL & WHITE LLP

Irvine, California
September 27, 2010